Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is entered into on this 17 day of June, 2009, by and between ONE Holdings, Corp (formally known as Contracted Services, Inc.) (“Purchaser”) and Green Planet BioEngineering, Co., LTD. (“Seller”).

WHEREAS, Purchaser and Seller have executed a Share Purchase Agreement dated the June 17, 2009 (the “SPA”), pursuant to which Purchaser has agreed to purchase from Seller and Seller has agreed to sell to Purchaser 5101 shares of Preferred  Stock, issued by Green Planet Bioengineering Co., Ltd., a Delaware corporation (the “Company”) in consideration for the issuance by Purchaser to Seller of 5,024,038  shares of common stock of Purchaser (the “Shares”); and

WHEREAS, Purchaser and Seller desire to establish an escrow (“Escrow”) to hold 35% of the  Shares as set forth in this Agreement pursuant to the terms of the SPA and to appoint ONE Holdings, Corp. as the escrow agent under this Escrow Agreement (the “Escrow Agent”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Incorporation of Recitals.  The parties hereto acknowledge and agree that the recitals are incorporated in and made a part of this Agreement.

2.

Appointment of Escrow Agent.  Purchaser and Seller hereby appoint Escrow Agent to act as the escrow agent under this Agreement, and Escrow Agent hereby accepts such appointment and agrees to hold and deposit all of the documents and/or 35% of the Shares deposited into escrow with it, (collectively, the “Escrow Deposit”), in accordance with the terms of this Agreement, and to perform its other duties hereunder in accordance with this Agreement.

3.

Seller’s Escrow Deposit.  The Seller shall deliver to the Escrow Agent upon the signing of this Agreement the Escrow Deposit as follows:

(a)

A copy of the SPA fully executed by the Seller.

(b)

Thirty-five (35%) of the Shares issued by Purchaser to the Seller as set forth in Section 1.1 of the SPA and a fully executed stock power (“Stock Power”) signed by Seller in favor of Purchaser and which shall be released from the Escrow to the Purchaser to cover any Adjustments as set forth in the SPA.

4.

Purchaser’s Escrow Deposit.  The Purchaser shall deliver to the Escrow Agent upon the signing of this Agreement the Escrow Deposit as follows:

(a)

A copy of the SPA fully executed by such the Purchaser.

5.

Covenants of the Parties.

(a)

The Seller hereby agrees:

(i)

that the SPA shall be considered closed for all purposes effective as of June 17, 2009, and all obligations and conditions under the SPA shall be fulfilled and satisfied by the Purchaser; and

(ii)

to deposit with the Escrow Agent the following:  a fully executed copy of the SPA; a certificate representing the thirty-five percent of the Shares issued by Purchaser to the Seller pursuant to the SPA; and a Stock Power executed by the Seller in favor of Purchaser with the number of shares to be filled in by the Escrow Agent which number of shares shall cover the number of shares required to be delivered to the Purchaser in the event of an Adjustment as specified in the SPA;

(iii)

upon Purchaser’s satisfaction of its obligations under the SPA and this Agreement, Seller shall send written notice affirming same to the Purchaser and the Escrow Agent;

(iv)

that the Escrow Agent is hereby authorized and directed to release to the Purchaser such number of Shares as shall be required to be delivered to the Purchaser in the event of an Adjustment as specified in the SPA (which Shares shall be released and delivered to the Purchaser within no later than 15 days following Purchaser’s request);

(v)

and acknowledges that the Purchaser shall be acting as the Escrow Agent hereunder, and further acknowledges and hereby waives any potential conflict of interest resulting from the Pruchaser also acting as the Escrow Agent hereunder.

(b)

Purchaser hereby agrees:

(i)

that the SPA shall be considered closed for all purposes effective as of June 17, 2009, and all obligations and conditions under the SPA shall be fulfilled and satisfied by the Seller except for the release and delivery by the Escrow Agent to the Purchaser of such number of Shares as required to cover any adjustment as set forth in the SPA; and

(ii)

to deposit with the Escrow Agent a fully executed copy of the SPA;

(iii)

upon Seller’s satisfaction of its obligations under the SPA and this Agreement, Purchaser shall send written notice affirming same to the Seller and the Escrow Agent; and

(iv)

that the Escrow Agent is hereby authorized and directed to release to the Purchaser such number of Shares as shall be required to be delivered to the Purchaser in the event of an Adjustment as specified in the SPA (which Shares shall be released and delivered to the Purchaser within no later than 15 days following Purchaser’s request ).

6.

Duties and Liability of Escrow Agent.  The duties and liabilities of the Escrow Agent are as follows:

(a)

The Escrow Agent shall hold in escrow for the benefit of the respective parties as set forth herein (i) the Shares together with the Stock Power executed by the Seller, (ii) the SPA executed by each respective party hereto, and (iii) all other documents required under the SPA to close the transactions contemplated by the SPA;

(b)

The duties of the Escrow Agent hereunder are entirely administrative and not discretionary.  Escrow Agent is obligated to act only in accordance with the terms of this Agreement and any joint written instructions received by it and approved jointly by Seller and

Purchaser as provided in this Agreement; is authorized hereby to comply with any writs, orders, judgments or decrees of any court of competent jurisdiction which it is advised by legal counsel of its own choosing is binding on it, whether with or without jurisdiction, including in those situations in which the Escrow Deposit or any proceeds may be attached, garnished, or levied upon any court order, or the delivery thereof shall be stayed or enjoined by an order of court; and shall not incur any liability as a result of its compliance with such instructions, orders, judgment, decrees or writs, even if such instructions, orders, judgment, decrees or writs are subsequently reversed, modified, annulled, set aside or vacated.

(c)

Escrow Agent may rely upon any instrument, statement or invoice, not only as to its due execution, validity and effectiveness but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall be good faith believe to be genuine, to have been signed or delivered by the persons or parties purporting to sign or deliver the same and to conform to the provisions of this Agreement.

(d)

Seller and Purchaser hereby waive any suit, claim demand or cause of action of any kind which any one or all may have or may assert against the Escrow Agent unless arising from the Escrow Agent’s willful misconduct, and Seller and Purchaser jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any such suit, claim, demand or cause of action whatsoever, arising out of relating to the execution or performance by Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct of the Escrow Agent or the Escrow Agent’s failure to perform its obligation under this Agreement.

(e)

Each party to this Agreement may examine the Escrow Deposit during normal hours at the office of the Escrow Agent.

(f)

No assignment of interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form reasonably satisfactory to Escrow Agent shall be filed and accepted by Escrow Agent.

(g)

Upon Escrow Agent’s reciept of written notification from the Purchaser and Seller to the Escrow Agent that obligations of the respective parties hereunder have been fulfilled, Escrow Agent shall make the distributions in accordance with Section 5 hereof.

7.

Reimbursement of Expenses of Escrow Agent.  The Seller and the Purchaser each agree to reimbursement the Escrow Agent for any expenses reasonably incurred by the Escrow Agent in performing its functions as Escrow Agent pursuant to this Agreement (but excluding any such expenses arising out of the gross negligence or willful misconduct of the Escrow Agent).

8.

Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given when personally delivered, one business day after being sent by reputable overnight courier service (charges prepaid), or when telecopied (so long as such telecopied message is that same day sent by reputable overnight courier (charges prepaid)) to the intended recipient as follows:

If to Purchaser to:

ONE Holdings, Corp.

318 Holiday Dr.,

Hallandale Beach, FL, 33009

Attention: President

with a copy to:

Arnstein & Lehr LLP

120 South Riverside Plaza

Suite 1200

Chicago,Illinois60606-3910

Attention:Jerold N. Siegan

Fax: (312) 876-6274

If to any Seller:

Green Planet BioEngineering, Co., LTD.

18851 NE 29th Ave,

Suite 700,

Miami, FL 33180

Attention: President

If to Escrow Agent:

ONE Holdings, Corp.

318 Holiday Dr.,

Hallandale Beach, FL, 33009

Attention: President

with a copy to:

Arnstein & Lehr LLP

120 South Riverside Plaza

Suite 1200

Chicago,Illinois60606-3910

Attention:Jerold N. Siegan

or to such other address as such party may indicate by a notice delivered to the other party hereto.

9.

Binding Agreement; Assignment.  This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors, heirs, beneficiaries, representatives and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto.

10.

Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible

11.

No Strict Construction.  The language used in this Agreement will be deemed to be the language jointly chosen anddrafted by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.

12.

Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no captions had been used in this Agreement.

13.

Entire Agreement.  The terms of this Agreement and other documents and instruments referenced herein are intended by the Parties as a final expression of their agreement with respect to the subject matter hereof and thereof and may not be contradicted by evidence of any prior or contemporaneous agreement.  The Parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, notwithstanding that all parties are not signatory to the same counterpart.  The exchange of copies of this Agreement and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes.

15.

Governing Law; Jurisdiction.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Broward County, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

16.

Waiver of Jury Trial.  Each of the Parties hereby expressly waives any right to trial by jury in any dispute, whether sounding in contract, tort or otherwise, between or among any of the Parties arising out of or related to the Transaction contemplated by this Agreement or any of the Ancillary Agreements, or any other instrument or document executed or delivered in connection herewith or therewith.  Any Party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury.

17.

Certain Interpretive Matters and Definitions.  Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) ”or” is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and vice versa, (v) words of any gender include each other gender; the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (vi) the word “including” and similar terms following any statement will not be construed to limit the statement to matters listed after such word or term, whether or not a phrase of nonlimitation such as “without limitation” is used.  All references to “$” or dollar amounts will be to lawful currency of the United States of America. Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

18.

Further Assurances.  The parties each agree to execute and deliver such further documents and to take all such further actions as shall be necessary or desirable to fully carry out the terms of this Agreement and fully consummate and effect the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURCHASER: ONE Holdings, Corp

By:
Name:
Title:

SELLER: Green Planet BioEngineering, Co., LTD.

By:
Name:
Title:

ESCROW AGENT: ONE Holdings, Corp

By:
Name:
Title: